Redfin Reports First Quarter 2023 Financial Results

SEATTLE - May 4, 2023 - Redfin Corporation (NASDAQ: RDFN) today announced results for its first quarter ended March 31, 2023.

First Quarter 2023
First quarter revenue was $325.7 million, a decrease of 45% compared to the first quarter of 2022. Gross profit was $56.2 million, a decrease of 23% year-over-year. Real estate services gross profit was $15.8 million, a decrease of 33% year-over-year, and real estate services gross margin was 12%, compared to 13% in the first quarter of 2022.

Net loss was $60.8 million, compared to a net loss of $90.8 million in the first quarter of 2022. Net loss attributable to common stock was $61.0 million. Net loss per share attributable to common stock, diluted, was $0.55, compared to net loss per share, diluted, of $0.86 in the first quarter of 2022.

“Redfin’s first-quarter revenues and earnings exceeded our expectations, keeping us on track for full-year adjusted EBITDA in 2023,” said Redfin CEO Glenn Kelman. “We’re drawing online visitors away from our main rivals, and our brokerage has gotten more efficient. For the second quarter, we expect gross-margins gains in our core business for the first time since 2021. The two companies we acquired over the past two years to earn additional revenue from the people using our site and our brokerage are also starting to deliver results: Rent’s revenue growth is accelerating, and Bay Equity’s net income improved, with more than one in five Redfin homebuyers getting a mortgage from Bay Equity in the first quarter. And finally, our competitive position has materially improved, as we’ve reduced our debt by more than $300 million, and sold all but five of our RedfinNow homes. We wouldn’t wish a housing downturn on anyone, but it has made Redfin leaner, hungrier and better.”

First Quarter Highlights
•First quarter market share was 0.78% of U.S. existing home sales by units, compared to 0.79% in the first quarter of 2022.
•Redfin’s mobile apps and website reached more than 50 million average monthly users, compared to 51 million in the first quarter of 2022.
•Expanded Redfin Premier nationwide and made the service available to homebuyers for the first time. With this launch, we made significant branding, marketing and website improvements that make it easier for customers to identify and connect with Premier agents.
•Brought Redfin agent service to the Colorado Rockies, which was announced on April 13; listings currently cover more than 98% of the U.S. population.
•Increased momentum in mortgage cross-selling, with 20% attach rates for the first quarter, up 16 points from the first quarter of 2022.
•Launched Title Forward in northern California on April 3, expanding Title Forward coverage of Redfin’s sales from 48% to 55%.
•Released our inaugural 2023 Sustainability Report (https://investors.redfin.com/esg) outlining our environmental, social and governance (ESG) commitments, along with updated statistics (https://www.redfin.com/news/diversity-at-redfin-in-2022/) on the diversity of Redfin’s workforce.

•Delivered software to improve customer and agent experience while boosting traffic to Redfin:
◦Favorites Lists, which help bring order to customers’ home searches by allowing them to organize their favorite homes into lists.
◦New cost of living calculator, which helps users compare the cost of living between different cities across the U.S.
◦Agent loyalty links, which make it easier for Redfin agents to share their profile with their network and generate more loyalty deals.
◦An improved home recommendation model which surfaces more listings for customers, learns their preferences faster, and boosts traffic to Redfin.
◦Updates to the rentals search experience, including a tour scheduling tool that allows renters to see a property’s calendar and directly book a tour time. We also added messaging to rental details pages that helps renters identify popular homes and move quickly in order to access them.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of May 4, 2023, and are subject to substantial uncertainty.

For the second quarter of 2023 we expect:
•Total revenue between $268 million and $281 million, representing a year-over-year decline between (24)% and (20)% compared to the second quarter of 2022. Included within total revenue are real estate services revenue between $175 million and $183 million, rentals revenue between $45 million and $46 million, mortgage revenue between $38 million and $41 million and other revenue between $10 million and $11 million. We expect to report our properties segment as discontinued operations in the second quarter, and these results are not included in total revenue.
•Total net loss is expected to be between $44 million and $35 million, compared to net loss of $78 million in the second quarter of 2022. Discontinued operations are included in net loss, but are expected to have no impact on the total. This guidance includes approximately $31 million in total marketing expenses, $17 million of stock-based compensation, $17 million of depreciation and amortization, $4 million in gains on the extinguishment of convertible senior notes and $5 million in restructuring expenses. Adjusted EBITDA is expected to be between a loss of $9 million and positive $1 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2022, as supplemented by our quarterly report for the quarter ended March 31, 2023, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA for the three months ended March 31, 2022 and 2021 is presented below, along with a reconciliation of adjusted EBITDA to net loss.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, title insurance, and renovations services. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with same day tours, and our lending and title services help them close quickly. Customers selling a home in certain markets can have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Customers who buy and sell with Redfin pay a 1% listing fee, subject to minimums, less than half of what brokerages commonly charge. Since launching in 2006, we've saved customers more than $1.5 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 5,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$149,940	$239,840
Restricted cash	2,416	2,406
Short-term investments	140,531	122,259
Accounts receivable, net of allowances for credit losses of $2,277 and $2,019	48,142	54,880
Inventory	10,685	114,273
Loans held for sale	192,622	199,604
Prepaid expenses	33,784	34,506
Other current assets	14,918	8,690
Total current assets	593,038	776,458
Property and equipment, net	52,551	55,105
Right-of-use assets, net	38,932	42,032
Mortgage servicing rights, at fair value	35,061	36,261
Long-term investments	9,572	29,480
Goodwill	461,349	461,349
Intangible assets, net	152,525	162,272
Other assets, noncurrent	11,413	11,247
Total assets	$1,354,441	$1,574,204
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$10,154	$11,819
Accrued and other liabilities	92,275	109,743
Warehouse credit facilities	185,283	190,509
Convertible senior notes, net	23,468	23,431
Lease liabilities	18,015	19,137
Total current liabilities	329,195	354,639
Lease liabilities, noncurrent	35,757	37,298
Convertible senior notes, net, noncurrent	928,651	1,078,157
Deferred tax liabilities	249	243
Total liabilities	1,293,852	1,470,337
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	39,925	39,914
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 110,526,884 and 109,696,178 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	110	110
Additional paid-in capital	775,094	757,951
Accumulated other comprehensive loss	(435)	(801)
Accumulated deficit	(754,105)	(693,307)
Total stockholders’ equity	20,664	63,953
Total liabilities, mezzanine equity, and stockholders’ equity	$1,354,441	$1,574,204

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue
Service	$212,934	$217,593
Product	112,727	379,753
Total revenue	325,661	597,346
Cost of revenue(1)
Service	154,796	165,809
Product	114,658	358,999
Total cost of revenue	269,454	524,808
Gross profit	56,207	72,538
Operating expenses
Technology and development(1)	48,192	49,640
Marketing(1)	40,908	43,342
General and administrative(1)	69,962	58,966
Restructuring and reorganization	1,053	5,710
Total operating expenses	160,115	157,658
Loss from operations	(103,908)	(85,120)
Interest income	3,406	220
Interest expense	(1,922)	(3,861)
Income tax expense	(410)	(134)
Gain on extinguishment of convertible senior notes	42,270	—
Other expense, net	(234)	(1,911)
Net loss	$(60,798)	$(90,806)
Dividends on convertible preferred stock	(226)	(793)
Net loss attributable to common stock—basic and diluted	$(61,024)	$(91,599)
Net loss per share attributable to common stock—basic and diluted	$(0.55)	$(0.86)
Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	110,103,598	106,664,140

Net loss	$(60,798)	$(90,806)
Other comprehensive (loss) income
Foreign currency translation adjustments	58	4
Unrealized (loss) gain on available-for-sale debt securities	(424)	561
Comprehensive loss	$(61,164)	$(90,241)

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$4,181	$3,377
Technology and development	8,209	7,965
Marketing	1,263	1,072
General and administrative	5,375	4,374
Total	$19,028	$16,788

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net loss	$(60,798)	$(90,806)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,013	14,813
Stock-based compensation	19,028	16,788
Amortization of debt discount and issuance costs	1,087	1,440
Non-cash lease expense	4,816	3,169
Impairment costs	113	—
Net (gain) loss on IRLCs, forward sales commitments, and loans held for sale	(8,326)	60
Change in fair value of mortgage servicing rights, net	1,208	—
Gain on extinguishment of convertible senior notes	(42,270)	—
Other	(1,174)	2,290
Change in assets and liabilities:
Accounts receivable, net	6,738	17,312
Inventory	103,588	112,734
Prepaid expenses and other assets	1,110	(1,982)
Accounts payable	(1,675)	9,876
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(16,813)	(14,442)
Lease liabilities	(4,619)	(3,642)
Origination of mortgage servicing rights	(347)	—
Proceeds from sale of mortgage servicing rights	339	—
Origination of loans held for sale	(854,085)	(159,186)
Proceeds from sale of loans originated as held for sale	861,771	170,577
Net cash provided by operating activities	26,704	79,001
Investing activities
Purchases of property and equipment	(2,919)	(7,442)
Purchases of investments	(57,556)	(77,596)
Sales of investments	12,014	5,346
Maturities of investments	48,483	6,500
Net cash provided by (used in) investing activities	22	(73,192)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	143	1,887
Tax payments related to net share settlements on restricted stock units	(3,161)	(2,595)
Borrowings from warehouse credit facilities	852,988	152,386
Repayments to warehouse credit facilities	(858,214)	(163,144)
Borrowings from secured revolving credit facility	—	156,799
Repayments to secured revolving credit facility	—	(219,711)
Cash paid for secured revolving credit facility issuance costs	—	(764)
Principal payments under finance lease obligations	(40)	(217)
Repurchases of convertible senior notes	(108,274)	—
Net cash used in financing activities	(116,558)	(75,359)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(58)	(4)
Net change in cash, cash equivalents, and restricted cash	(89,890)	(69,554)
Cash, cash equivalents, and restricted cash:
Beginning of period	242,246	718,281
End of period	$152,356	$648,727

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Monthly average visitors (in thousands)	50,440	43,847	50,785	52,698	51,287	44,665	49,147	48,437
Real estate services transactions
Brokerage	10,301	12,743	18,245	20,565	15,001	19,428	21,929	21,006
Partner	3,187	2,742	3,507	3,983	3,417	4,603	4,755	4,597
Total	13,488	15,485	21,752	24,548	18,418	24,031	26,684	25,603
Real estate services revenue per transaction
Brokerage	$11,556	$10,914	$11,103	$11,692	$11,191	$10,900	$11,107	$11,307
Partner	2,592	2,611	2,556	2,851	2,814	2,819	2,990	3,195
Aggregate	9,438	9,444	9,725	10,258	9,637	9,352	9,661	9,850
U.S. market share by units(1)	0.78%	0.76%	0.80%	0.82%	0.79%	0.78%	0.78%	0.77%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	53%	57%	58%	59%	57%	61%	62%	64%
Average number of lead agents	1,876	2,022	2,293	2,640	2,750	2,485	2,370	2,456
RedfinNow homes sold	191	474	530	423	617	600	388	292
Revenue per RedfinNow home sold (in ones)	$573,571	$538,788	$550,903	$604,120	$608,851	$622,519	$599,963	$571,670
Mortgage originations by dollars (in millions)	$991	$1,036	$1,557	$1,565	$159	$242	$258	$261
Mortgage originations by units (in ones)	2,444	2,631	3,720	3,860	414	591	671	749
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, as of the second quarter of 2022, we report our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold. We also stopped reporting the aggregate home value of our real estate services transactions.

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended March 31, 2023
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$127,296	$112,727	$42,870	$36,489	$7,428	$(1,149)	$325,661
Cost of revenue	111,494	114,658	9,765	29,213	5,473	(1,149)	269,454
Gross profit	15,802	(1,931)	33,105	7,276	1,955	—	56,207
Operating expenses
Technology and development	28,895	529	15,964	643	1,224	937	48,192
Marketing	25,060	505	14,326	980	10	27	40,908
General and administrative	19,618	523	26,302	6,929	1,053	15,537	69,962
Restructuring and reorganization	—	—	—	—	—	1,053	1,053
Total operating expenses	73,573	1,557	56,592	8,552	2,287	17,554	160,115
Loss from operations	(57,771)	(3,488)	(23,487)	(1,276)	(332)	(17,554)	(103,908)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	814	45	(60)	115	42,196	43,110
Net loss	$(57,771)	$(2,674)	$(23,442)	$(1,336)	$(217)	$24,642	$(60,798)

	Three Months Ended March 31, 2023
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(57,771)	$(2,674)	$(23,442)	$(1,336)	$(217)	$24,642	$(60,798)
Interest income(1)	—	(814)	(80)	(2,490)	(115)	(2,387)	(5,886)
Interest expense(2)	—	—	—	2,615	—	1,921	4,536
Income tax expense	—	—	43	68	—	299	410
Depreciation and amortization	4,432	122	10,152	988	216	1,103	17,013
Stock-based compensation(3)	9,593	248	3,616	1,258	561	3,752	19,028
Restructuring and reorganization(4)	—	—	—	—	—	1,053	1,053
Impairment(5)	—	—	—	—	—	113	113
Gain on extinguishment of convertible senior notes	—	—	—	—	—	(42,270)	(42,270)
Adjusted EBITDA	$(43,746)	$(3,118)	$(9,711)	$1,103	$445	$(11,774)	$(66,801)
(1) Interest income includes $2.5 million of interest income related to originated mortgage loans for the three months ended March 31, 2023.
(2) Interest expense includes $2.6 million of interest expense related to our warehouse credit facilities for the three months ended March 31, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022, October 2022, and March 2023 workforce reductions.
(5) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Three Months Ended March 31, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$177,487	$379,753	$38,044	$2,917	$4,368	$(5,223)	$597,346
Cost of revenue	153,784	358,866	7,193	5,517	4,671	(5,223)	524,808
Gross profit	23,703	20,887	30,851	(2,600)	(303)	—	72,538
Operating expenses
Technology and development	26,739	4,119	14,282	2,347	1,036	1,117	49,640
Marketing	30,844	1,153	11,042	28	53	222	43,342
General and administrative	22,992	2,825	24,192	1,524	712	6,721	58,966
Restructuring and reorganization	—	—	—	—	—	5,710	5,710
Total operating expenses	80,575	8,097	49,516	3,899	1,801	13,770	157,658
Income (loss) from operations	(56,872)	12,790	(18,665)	(6,499)	(2,104)	(13,770)	(85,120)
Interest income, interest expense, income tax expense, and other expense, net	—	(1,624)	469	1	1	(4,533)	(5,686)
Net loss	$(56,872)	$11,166	$(18,196)	$(6,498)	$(2,103)	$(18,303)	$(90,806)

	Three Months Ended March 31, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(56,872)	$11,166	$(18,196)	$(6,498)	$(2,103)	$(18,303)	$(90,806)
Interest income(1)	—	(25)	—	(318)	(1)	(194)	(538)
Interest expense(2)	—	1,649	—	277	—	2,212	4,138
Income tax expense	—	—	(203)	—	—	337	134
Depreciation and amortization	4,018	537	9,356	302	255	345	14,813
Stock-based compensation(3)	10,140	1,537	2,240	601	369	1,901	16,788
Acquisition-related costs(4)	—	—	—	—	—	917	917
Restructuring and reorganization(5)	—	—	—	—	—	5,710	5,710
Adjusted EBITDA	$(42,714)	$14,864	$(6,803)	$(5,636)	$(1,480)	$(7,075)	$(48,844)
(1) Interest income includes $0.3 million of interest income related to originated mortgage loans for the three months ended March 31, 2022.
(2) Interest expense includes $0.3 million of interest expense related to our warehouse credit facilities for the three months ended March 31, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June and October 2022 workforce reductions.

Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Q2 2023
	Low	High
Net loss	(44)	(35)
Depreciation and amortization	17	17
Stock-based compensation	17	17
Restructuring and reorganization	5	5
Gain on extinguishment of convertible senior notes	(4)	(4)
Adjusted EBITDA	(9)	1